CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-2) (Post-Effective Amendment No. 1 to File No. 333-193931) of our report dated November 26, 2014, on the financial statements and financial highlights of O'Connor EQUUS included in the September 30, 2014 Annual Report to shareholders.


                                                           /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
January 23, 2015